UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

MACKENZIE TAYLOR MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0505186
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 904 - 228 26th Avenue S.W. Calgary, Alberta Canada	T2S 3C6
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common shares, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates: 333-140170

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-140170) as originally filed with the Securities and Exchange Commission on January 23, 2007 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

3.1	Certificate of Incorporation (incorporated by reference from Mackenzie’s Registration Statement on Form SB-2 filed on January 23, 2007, Registration No. 333-140170)

3.2	Articles of Incorporation (incorporated by reference from Mackenzie’s Registration Statement on Form SB-2 filed on January 23, 2007, Registration No. 333-140170

3.3	By-laws (incorporated by reference from Mackenzie’s Registration Statement on Form SB-2 filed on January 23, 2007, Registration No. 333-140170)

4	Specimen Stock Certificate (incorporated by reference from Mackenzie’s Registration Statement on Form SB-2 filed on January 23, 2007, Registration No. 333-140170)

10.1	Transfer Agent and Registrar Agreement (incorporated by reference from Mackenzie’s Registration Statement on Form SB-2 filed on January 23, 2007, Registration No. 333-140170)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

MACKENZIE TAYLOR MINERALS INC.

By: TERRY STIMPSON

Terry Stimpson
Chief Executive Officer, President and
Director

February 13, 2007